SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 1, 2009

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(858) 229-8116
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 21, 2009, the Company entered into an Equipment Purchase Agreement and Bill of Sale with Mexus Gold International, Inc. (MGI) whereby the Company agreed to purchase the following pieces of mining equipment from MGI for a purchase price of 40,000,000 restricted shares of the Company’s common stock.  The equipment will be used in mining operations in Mexico.

Equipment	Serial Number

Komatsu Dozer Drill	2NKCLL9X7FM327785
Cone	CONEP282S11709
Jaw Crusher	JAW P12X361209
Serge Tank	PSTF96144
Hydraulic Drum	HYDS12YD

Item 3.02                      Unregistered Sales of Equity Securities.

On December 21, 2009, the Company entered into an Equipment Purchase Agreement and Bill of Sale with Mexus Gold International, Inc. (MGI) whereby the Company agreed to purchase mining equipment from MGI for a purchase price of 40,000,000 restricted shares of the Company’s common stock.  The issuance of securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving any public offering.

Item 9.01                      Financial Statements and Exhibits

(d)            Exhibits

#                Description

10.1           December 21, 2009, the Company entered into an Equipment Purchase Agreement and Bill of Sale with Mexus Gold International, Inc

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US
/s/	Paul D. Thompson _________________________
By:	Paul D. Thompson
Its:	President